UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 8, 2006

                              CYTATION CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                            00114800                  16-0961436
 (State  of Incorporation)     (Commission File Number)        (IRS Employer
  Identification  Number)

                4902 EISENHOWER BLVD., SUITE 185, TAMPA, FL 33634
               (Address of Principal Executive Offices) (Zip Code)

                                 (813) 885-5998
              (Registrant's Telephone Number, Including Area Code)

                     251 THAMES STREET, NO. 8, BRISTOL, RI 02809
          (Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM  302.     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     SERIES  A  PREFERRED  STOCK  OFFERING

     On or about February 8, 2006, the Company completed its private placement of approximately $5,288,965, which amount includes the $5,202,735 that previously closed on or about January 18, 2006. Pursuant to that certain Securities Purchase and Share Exchange Agreement, dated as of January 18, 2006, the Company, on or about February 8, 2006, issued and sold to the Purchasers, and the Purchasers purchased from the Company: (a) 8,623 shares of Series A Preferred Stock; (b) Series A Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 114,974 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share; and (c) Series B Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 57,487 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share (collectively, the "Series A Preferred Stock Offering"). See Item 2.01 of the Company's Form 8-K, filed with the U.S. Securities and Exchange Commission ("SEC") on January 25, 2006 for a description of the Series A Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants.

     The issuance of the Series A Preferred Stock, Series A Warrants, and Series B Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors only.

     Midtown Partners & Co., LLC ("Midtown Partners"), an SEC and NASD registered broker dealer, acted as the placement agent for the Company in connection with the Series A Preferred Stock Offering. Midtown Partners is located in Boca Raton, Florida. On or about February 8, 2006, in connection with the financing referenced above, the Company paid Midtown Partners a cash commission equal to $6,123 and issued (a) Series BD-1 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 8,164 shares of the Company's Common Stock at an exercise price of seventy five cents ($.75) per share; (b) Series BD-2 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 8,164 shares of the Company's Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share; and
(c) Series BD-3 Common Stock Purchase Warrants to Midtown Partners entitling Midtown Partners to purchase 4,082 shares of the Company's Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share. See Item
2.01 of the Company's Form 8-K, filed with the SEC on January 25, 2006, for a description of Series BD-1, BD-2, and BD-3 Warrants.

     The issuance of the Series BD Warrants to Midtown Partners was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Such securities were issued to institutional or accredited investors only.


ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

The  following  exhibits  are  filed  with  this  Form  8-K:

(c)     Exhibits.

        *4.1 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock

        *4.2 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock

        *4.3 Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock

        *10.1 Securities Purchase and Share Exchange Agreement dated January 18, 2006, by and among the Company, Richard A. Fisher, Kevin J. High, certain purchasers of the Company's Series A Convertible Preferred Stock, DeerValley Acquisitions Corp., and certain other persons a party thereto

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        *10.2  Investor  Rights  Agreement,  by  and  among  the  Company, each of the purchasers of the Company's Series A Convertible Preferred Stock, and certain other persons a party thereto

        *10.3  Form of Series A Common Stock Purchase Warrant

        *10.4  Form of Series B Common Stock Purchase Warrant

        *10.5 Placement Agent Agreement between Cytation Corporation and Midtown Partners, LLC.



* Previously filed with the Company's Form 8-K filed with the SEC on January 25, 2006.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CYTATION CORPORATION



                                   By:/s/ Charles Masters
                                      ------------------------------------------
                                   Name:  Charles G. Masters
                                   Title: President, Chief Executive Officer
                                   Dated: February 14, 2006

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